POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned, Jerrold Blair, President and Director of International Recovery Corp., a Florida corporation, has made, constituted and appointed, and by these presents does make, constitute and appoint, Ralph R. Weiser his true and lawful attorney for him and in his name, place, and stead to sign the Form S-3 Registration Statement and all amendments thereto for International Recovery Corp., giving and granting unto said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each said attorney or his substitute shall lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, I have hereunto set my hand the 16th day of February, 1995.

Sealed and delivered in
the presence of:

/s/ Wanda Tellechea
- --------------------------------
/s/ Ileana Garcia                   /s/ Jerrold Blair
- --------------------------------    ----------------------------
                                        Jerrold Blair

STATE OF FLORIDA   )
COUNTY OF DADE     )

        BE IT KNOWN, that on the 16th day of February, 1995, before me, Wanda Tellechea, a notary in and for the State of Florida, duly commissioned and sworn, personally came and appeared Jerrold Blair to me personally known (or has produced ____________ _________________ as identification), and known to me to be the same person described in and who executed the within Power of Attorney, and he acknowledged the within Power of Attorney to be his act and deed.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal of office the day and year last above written.

                            /s/ Wanda Tellechea
                            --------------------------------
                            Notary Public

                             Wanda Tellechea
                            --------------------------------
                            Name of Notary (Typed, Printed
                              or Stamped)

My Commission Expires: